Exhibit 5.1

Westward Law, llc*	3273 E. Warm Springs Las Vegas, NV 89120
Telephone: 702-701-3945
Facsimile: 702-944-7100
Email: keavery@westwardlaw.com

May 13, 2019

Xenetic Biosciences, Inc.

40 Speen Street, Suite 102

Framingham, Massachusetts 01701

Re: Xenetic Biosciences, Inc., Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Xenetic Biosciences, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the acquisition by the Company of all the outstanding shares of capital stock of Hesperix SA (“Hesperix”) pursuant to a Share Purchase Agreement, dated as of March 1, 2019 (the “Share Purchase Agreement”), by and among the Company, Hesperix, the stockholders of Hesperix (each a “Seller”), and Alexey Andreevich Vinogradov, as the representative of each Seller (the “Hesperix Acquisition”). The Registration Statement relates to the registration by the Company of 4,875,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) to be issued in connection with the Hesperix Acquisition (the “Shares”).

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

In rendering this opinion we have assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as then amended, will have become effective under the Securities Act, (ii) the stockholders of the Company will have approved the Hesperix Acquisition, (iii) the stockholders of the Company will have approved the issuance of the Shares, and (iv) the other conditions to consummating the transactions contemplated by the Share Purchase Agreement will have been satisfied and such transactions are consummated.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

Based upon the foregoing, we are of the opinion that Shares have been duly authorized, and when issued and delivered in accordance with the terms and conditions of the Share Purchase Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Nevada and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction.

May 13, 2019

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we believe and do not hereby admit that we are “experts” within the meaning of such term as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission with respect to any part of the Registration Statement or related Prospectus, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ WESTWARD LAW LLC